Exhibit 99.1 TRINITY INDUSTRIES, INC. InvestorInvestor Day Day Presentation Presentation November 19, 2020 November 19, 2020 DELIVERING GOODS for THE GOOD of ALL

Presentation Speakers Management strengths Jean Savage – CEO & President and strategic focus • Joined Trinity in 2020 Proven management team with extensive industry experience Eric Marchetto – EVP & CFO • Joined Trinity in 1995 Experienced operators in cyclical markets Brian Madison – EVP, Services Operations • Joined Trinity in 2016 Strong capital planning with deep industry perspective Gregg Mitchell – EVP & CCO Dedication to value enhancing • Joined Trinity in 2007 capital stewardship DELIVERING GOODS for THE GOOD of ALL /// 2

Investor Day Agenda 9:00 AM ET Strategy and Value Proposition — Jean Savage, CEO and President 9:30 AM ET Lease Portfolio Strategy — Brian Madison, EVP, Services Operations 9:45 AM ET Commercial Market Strategy — Gregg Mitchell, EVP, Chief Commercial Officer 10:00 AM ET BREAK - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - 10:10 AM ET Financial Strategy and Performance Outlook — Eric Marchetto, EVP and CFO 10:45 AM ET Q&A Session DELIVERING GOODS for THE GOOD of ALL /// 3

Forward Looking Statements and Other References Some statements in this presentation, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this material, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward- looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward- looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward- Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K. This presentation also includes references to calculations that are not based on generally accepted accounting principles (“GAAP”). Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measures have been included in the Appendix. When forward-looking non-GAAP measures are provided, Trinity does not provide quantitative reconciliations of forward-looking non-GAAP measures to the most directly comparable GAAP measures because it cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as railcar sales from the lease fleet, capital expenditures, and returns of capital to shareholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities, pension plan termination charges, and the potential financial and operational impacts of the COVID-19 pandemic. Except where noted, financial data is presented as of the Company’s most recent fiscal quarter ending September 30, 2020. “LTM” represents Last Twelve Months financial information from October 1, 2019 to September 30, 2020. DELIVERING GOODS for THE GOOD of ALL /// 4

STRATEGY AND VALUE PROPOSITION InvestorJean Savage Day Presentation NovemberCEO and 19, President 2020 DELIVERING GOODS for THE GOOD of ALL

Key Takeaways for Enhancing Shareholder Value Strong Cash Flow Generation through the Rail Cycle Optimize the Returns of the Platform Deliver Premier Financial Performance Prudently Deploy Capital to Drive Value Creation DELIVERING GOODS for THE GOOD of ALL /// 6

Trinity’s Value Proposition Attractive railcar investments with long-tailed asset utility Strategic synergies generated by rail platform with industry-leading positions Significant and compounding cash flows result from platform synergies Capital allocation focused on shareholder returns and disciplined growth DELIVERING GOODS for THE GOOD of ALL /// 7

A Legacy of Growth and a Focus on Transformation THEN NOW • Industrial Manufacturer • Railcar Equipment & Services Provider • Scaling Businesses • Emphasis on Optimization • Premium on Manufacturing • Scaling Platform Offerings Flexibility • Focus on Cash Flow and • Earnings Growth Returns DELIVERING GOODS for THE GOOD of ALL /// 8

Experienced Team Guides a Resilient Platform . Recent cycle challenged by: . Influx of capital into rail industry . Cyclically Experienced Management Team . Collapse of oil prices . Resilient Cash Flow from Platform of Businesses . Industrial decline . Transformation of Operating Model Underway . Global trade wars . COVID-19 pandemic Financial Industrial Decline/ Economic Growth Energy Renaissance Collapse Pandemic 100% 40,000 35,000 95% 30,000 Deliveries Railcar 90% 25,000 85% 20,000 15,000 80% Fleet Utilization Fleet 10,000 75% 5,000 70% 0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM Lease Fleet Utilization Railcar Unit Deliveries DELIVERING GOODS for THE GOOD of ALL /// 9

Trinity’s Platform is Built to Deliver Shareholder Value LTM Sales LTM Cash Flow, Continuing Ops $2.4B $687M LTM LTM OP Margin, Shareholder Adjusted* Returns 13.6% $275M * See appendix for reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 10

Optimization Efforts Lay Foundation for Further Success Major initiatives since year-end 2018 delivered significant improvement: Operating Cost Structure, Cost of Capital, and Capital Allocation Streamlined Commercial Capacity Reductions Organization Realignment 47% Transitioned from $110M Sales Geography Reduction in in Total Cost and Manufacturing to Market Headcount Savings Headcount Sectors Delivered Strong Lowered Increased Returns Cash Flow our Pre-Tax WACC(1) to Shareholders $854M 46% Dividend Increase in Cash Flow from ~240 basis pts Continuing Ops to 5.2% $350M in Buybacks NOTE: Totals shown since 12/31/18, except Manufacturing headcount as of 12/31/19; Pre-tax WACC defined in appendix See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 11

3 Year Business & Financial Outlook FY 2021 - 2023 Industry Deliveries ~ 120,000 railcars (over 3 years) Lease Portfolio Net $500M - $600M (over 3 years) Investment* Lease Fleet Utilization 95%+ Manufacturing OPM Mid to high single digits Business Drivers Business Pre-tax ROE Mid-teens Total CF from Ops $1.5B - $2.0B (over 3 years) Balance Sheet Optimization Achieve 60-65% LTV target Share Repurchases Potentially significant Cash Flows Cash Dividends Double-digit annual growth *Does not include potential investment from secondary market activities DELIVERING GOODS for THE GOOD of ALL /// 12

A New Operating Model and Company Purpose PURPOSE STRATEGY BUSINESS VALUES DELIVERING GOODS for THE GOOD of ALL /// 13

Strategic Initiatives to Achieve Mid-Teen Pre-Tax ROE Lower Cost of Capital | Reduce Cyclicality | Improve Rail Supply Chain Optimization Pre-tax ROE Improvement Mid- Balance Sheet Optimization Teen • Increase LTV ratio on wholly-owned leased railcar assets Growth • Opportunistically refinance existing securitizations New Products and Services • Improve returns from product 9.6% Lease Fleet Optimization development and R&D investments • Slow future growth of portfolio • Build capability and grow services and solutions business • Monetize lower-yielding assets • Expand aftermarket parts business 5.5% Operations Optimization • Lower the manufacturing breakeven Enhanced Customer • Streamline organization to reduce Experience SE&A • Realign to our customers to generate higher, more consistent revenue and 2019* LTM LT margins 2020* Goal *See appendix for reconciliation DELIVERING GOODS for THE GOOD of ALL /// 14

Strategic Initiative: Recapitalize Balance Sheet to Reflect Business Model Q4-18 Current Target Loan to 60- Value 47% 58% Ratio 65% (wholly-owned Lease Fleet) Pre-tax 7.6% 5.2% < 4.5 - 5%* WACC *Noted WACC is an estimate based on current inputs and targeted future capital structure DELIVERING GOODS for THE GOOD of ALL /// 15

Strategic Initiative: Execute Portfolio Optimization to Improve Lease Fleet IRR “Hold and Earn” • Increase hurdle rates for incremental investment in portfolio • Leverage rail platform to increase service-based revenue and profitability of assets Increase “Transact and Earn” Portfolio IRR by • Transact/syndicate non-accretive assets to RIV investors with lower-cost capital 25-75bps Fleet Modifications • Modify underutilized railcars in lease portfolio to service markets with stronger long-term outlooks DELIVERING GOODS for THE GOOD of ALL /// 16

RIV Partnerships Extend Our Commercial Reach Source Capitalize/Manage Service Maintenance Hold and Owned Earn (Yield > WACC) Originate & Incremental Management & Service Acquire Income Administration Transact and Managed Analytics Earn (lower-hurdled capital) DELIVERING GOODS for THE GOOD of ALL /// 17

Strategic Initiative: Improve Manufacturing Margin by Lowering Breakeven Point Mid-Teen Lower Investment + 3 to 10-12K 5.5 pts • Concentrate manufacturing footprint • Monetize underutilized asset base Reduce Cycle Amplitude • Shift low-value fabrication into supply 2.8% chain • Minimize cycle-related headcount costs Lowers Breakeven by 30% Reset Cost Basis Annual Rail OP% Margin Deliveries* YTD-20 Improvement • Increase automation to reduce direct labor Margin improvements expected to be • Lower indirect support costs realized over next 1-2 years • Continue lean principles *See appendix for footnote DELIVERING GOODS for THE GOOD of ALL /// 18

Strategic Initiative: Grow New Products and Services Offerings to Extend Platform New Product Development: • Differentiated value propositions • Focus on higher margin offerings Grow Share of Aftermarket Parts: PRODUCTS • Increased distribution partnerships • R&D / Fabrication • Management services EBIT Growth Expand Maintenance $150-200M Capacity: (cumulative over 3 years) • Upcoming tankcar compliance demand • Increase service of managed fleet to 65% Innovate Higher-Margin SERVICES Shipper Services: • Fleet management solutions • IoT / Data analytics “White Space” • Logistics telematics DELIVERING GOODS for THE GOOD of ALL /// 19

Execution Roadmap for Improved Returns Performance Lower Cost of Capital | Reduce Cyclicality | Improve Rail Supply Chain Balance sheet and lease fleet optimization Monetize excess facilities / low-yielding equipment Reset SE&A baseline Shift supplier network Rationalize footprint Reallocate footprint to grow Aftermarket businesses Automation New product and services development Scale new services offerings 2020 Y+1 Y+2 Y+3 DELIVERING GOODS for THE GOOD of ALL /// 20

Enterprise Financial KPI’s for Long-Term Performance Operating and Free Mid-teen Cash Flow Pre-tax Return Growth on Equity Double- digit Book Value per Share Dividend Growth Growth DELIVERING GOODS for THE GOOD of ALL /// 21

LEASE PORTFOLIO STRATEGY InvestorBrian MadisonDay Presentation NovemberEVP, Services 19, 2020 Operations DELIVERING GOODS for THE GOOD of ALL

Railcars Are Attractive Long-term Investments Stable and Hard Asset Value Tax-advantaged Predictable Cash with Inflation Investment Flows Benefits • Long-term leases • Accelerated depreciation for • 35-50 year useful life tax purposes • High renewal success rates • Positive yield relationship to • 100% bonus depreciation inflation • Low credit defaults and bad under current tax law debt expense • Low volatility for residuals • Superior risk-adjusted • Active secondary market returns • Low technological obsolescence Natural Interest Rate Strong Correlation Environmentally Hedge with GDP Friendly* • Rent yields highly correlate • Integral component of North • Accounts for 1/3 of U.S. to interest rates American supply chain freight, but only 0.6% of greenhouse emissions • Multiple market sectors with varying demand drivers • 100% recyclable through scrap and salvage *See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 23

GAAP Returns Accelerate as Lease Portfolio Matures Illustrative Example of Book Value and Cash Flows* Attractive investment attributes: • Book Values depreciate over 35+ years • Lease revenues generally rise over the life of the railcar due to: • Inflation • Low technological obsolescence • Healthy residual values yr yrs Financial performance measures: • GAAP Returns – accelerate over time Healthy Returns Relative to Life-cycle Expectations* as rent inflation diverges from original 35% cost 30% • Measures earnings power relative to book 25% value of investment 20% • Economic Returns – increase over time 15% but are more stable as residual values Return Performance 10% benefit from inflation 5% • Measures cash flow relative to residual Railcar Age value invested 0% 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 Annual GAAP ROA Avg. GAAP ROA over Life of Asset Annual GAAP ROE Avg. GAAP ROE over Life of Asset *See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 24

Rail Investment Profile vs. Other Asset Classes Leased railcar investments generate attractive risk-adjusted returns relative to other asset classes* Railcar Attributes Aircraft* Real Estate* Cost of Production / Investment Low / Highly diverse High / highly concentrated High / varied by type Concentration Obsolescence Risk Low Medium to high Varied High / largely consists of Lessee Credit Medium / largely consists of industrial shippers (40-50% Varied by asset type Quality low cost carriers IG rated) Debt Funding Market Open – up to 90% IG Market Closed – up to 80% IG Market open – up to 60% Capacity advance rate advance rate LTV Volatile Low Single to Volatile Low Single Return Profile Stable Mid Teens High Double Digits to High Double Digits *See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 25

Capitalizing on Structural Change in the Rail Market Railcar Ownership is Shifting from Railroads to Railcar Lessor Ownership Profile Presents Leasing Companies Consolidation Opportunity 100% TRN 90% 14% 14% 80% 70% 60% 14% 13% 50% 40% 6% 30% 13% 48% 53% 43% 20% 35% 10% 26% 0% 1990s 2000s 2010s 2019 Wells Fargo CIT SMBC All other* Lessor Railroad Shipper TTX GATX UnionTank TRN The TrinityRail platform was ideally positioned to capture market share during shifting ownership dynamics, growing at a 13% CAGR since 2002 *Over 75 Lessors own 240K railcars in “All other” See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 26

Stable Financial Performance Through the Cycle Leasing Operations Revenue and Operating Profit Margin(1) Leading railcar lessor $800 50% • Owned fleet of 105,925 railcars $750 40% $700 • Total Owned and Managed fleet of 132,580 30% railcars $650 20% $600 Growing portfolio and future cash flow $550 10% • Leased backlog of 4,060 railcars $500 0% (in $mms) 2016 2017 2018 2019 LTM • $2.0 billion future contractual lease revenue Leasing Operations Revenue OP Margin Portfolio Expirations Imply Manageable Renewal Risk(2) 18,000 $900 Balanced portfolio management 15,000 $800 Portfolio expirations and average expiring lease $700 • 12,000 rate imply manageable renewal risk $600 9,000 $500 (3) 6,000 • Future Lease Rate Differential is -21% $400 3,000 • Implies NTM segment revenue headwind of -2% Railcars $300 if current conditions persist 0 $200 2020 2021 2022 2023 2024 Fleet Expirations Lease Rate Avg See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 27

Proven Asset Management Through Railcar Cycle Healthy Customer Renewals Lead to Strong Asset Utilization Average Performance since 2010: 100% 90% 80% 98% 74% 70% Utilization Renewal Success 60% 50% 40% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM 3.4 yrs 17% Portfolio Utilization Renewal Success Rate Remaining Annual Portfolio Lease Term Expirations Actively Managing Rate and Term through the Rail Cycle 80 50% 70 30% 60 50 10% 50 mos +3% 40 Renewal Rate 30 -10% Renewal Term 20 Change -30% 10 0 -50% LTM AVG Renewal Term (in months) LTM AVG Rate Change (%) DELIVERING GOODS for THE GOOD of ALL /// 28

Diversified Portfolio of Railcar Equipment

~ 900 Different Commodities ~ 270 Different Railcar Designs

	Car Type	Agriculture	Construction & Metals	Consumer Products	Energy	Refined Products & Chemicals	Total (Units)	Total (NBV)
Freight Car	**Open Hopper/Gondolas**		Aggregates, Steel and Metals		Coal		**11%**	**8%**
Freight Car	**Small Covered Hopper (< 5K cu/ft)**	Fertilizer	Cement, Construction Materials, Steel and Metals		Frac Sand		**11%**	**3%**
Freight Car	**Large Covered Hopper (> 5K cu/ft)**	DDG and Feeds, Grain Mill Products, Grains, Food and Other Ag, Fertilizer	Lumber (Wood Chips)			Other Chemical (Soda Ash)	**13%**	**11%**
Freight Car	**Specialty Covered Hopper**	Grain Mill Products	Aggregates, Cement		Coal (Fly Ash)	Plastics	**7%**	**8%**
Freight Car	**Other Freight**	Food	Lumber, Steel and Metals, Cement	Autos, Paper, Intermodal		Other Chemicals	**11%**	**10%**
Tank Car	**Pressure Tank Cars**	Fertilizer				NGL, Chlor Alkali, Petro-chemical, Other Chemicals	**10%**	**14%**
Tank Car	**Gen. Service Tank Cars (< 20K gal)**	Grain Mill Products	Aggregates (Clay Slurry)			Sulfur Products, Chlor Alkali, Other Chemicals	**3%**	**3%**
Tank Car	**Gen. Service Tank Cars (20K-25K gal)**	Fertilizer, Food, Animal Feed				Refined Products, Petro-chemicals, Other Chemicals	**5%**	**6%**
Tank Car	**Gen. Service Tank Cars (25K-30K gal)**	Grain Mill Products, Food			Crude Oil, Biofuels	Refined Products, Petro-chemicals, Other Chemicals	**12%**	**15%**
Tank Car	**Gen. Service Tank Cars (> 30K gal)**				Crude Oil, Biofuels	Refined Products, Petrochemicals, Other Chemicals, NGLs	**12%**	**16%**
Tank Car	**Specialty Tank Cars**	Fertilizer				Chlor Alkali, Other Chemicals, Sulfur Products	**5%**	**6%**
	Total (Units)	**21%**	**7%**	**9%**	**32%**	**31%**		
	Total (NBV)	**20%**	**4%**	**9%**	**29%**	**38%**		

NOTE: All percentage information reflects Company-owned fleet assets as of June 30, 2020

TRINITY INDUSTRIES
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Servicing High-Quality Industrial Shippers Strong Customer Credit Profiles (by NBV) 700+ 75%+ 14% Customers Full Service Lease 51% 35% Largest customer Top 20 customers represents < 5% of account for 38% of total lease revenue lease revenue Investment Grade Not Rated Non-Investment Grade Serving Industrial Shippers in North America < 1% 12% 27 years < 0.3% Top 10 customers 10 year avg relationship tenure write-off history 87% Shippers Railroads Other See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 30

Positioned for Further Success in the Marketplace

Trinity's Leasing Company has a **bright future** and is **leading the change** for network efficiency to **enhance the modal advantage** of the railcar industry



Disciplined Operating Model

- Moderating lease fleet investment
- Increasing leverage of internal maintenance capacity
- Expand RIV platform to extend commercial reach



Digital Platforms

- Superior customer experience through "Anytime" access
- Fleet Management Solutions
- *RailPulse*™ consortium



Data Analytics

- Commercialize fleet analytics capabilities
- Develop IoT and telematics solutions for enhanced rail supply chain management



Scale & Consolidation

- Tuck-in service solutions
- Expand rail maintenance network geographically
- Opportunistic portfolio acquisitions/alliances

~ **$20-25B** TAM Revenue Opportunity for Services Expansion in Railcar Industry

TRINITY INDUSTRIES

DELIVERING GOODS *for* THE GOOD *of* ALL /// 31

Moderating the Pace of Growth for the Lease Portfolio Trinity’s Lease portfolio has amassed scale, and incremental investment is expected to be accretive to the Company’s target return rate 160,000 CAGR < 4% 140,000 120,000 100,000 80,000 60,000 40,000 20,000 - 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM *Next *23 Years*3 Owned Fleet Managed Fleet DELIVERING GOODS for THE GOOD of ALL /// 32

COMMERCIAL MARKET STRATEGY InvestorGregg DayMitchell Presentation NovemberEVP and 19, Chief 2020 Commercial Officer DELIVERING GOODS for THE GOOD of ALL

Integral Part of the North American Supply Chain U.S. Freight Ton Miles by Mode of Transportation(2) • 1.7 million railcars in North Pipe, 17% America(1) Air, <1% Water, 9% Truck, 47% • 1.5 trillion ton miles 5.4 trillion total ton miles moved by rail in 2019(2) • 3,500+ commodities Rail, 27% moved by rail(3) Railcar Loadings Follow U.S. Gross Domestic Product(4) 33.1% • Highly correlated to U.S. GDP 6% 400 4% 350 2% 300 • “Desert Island Statistic…” 0% 250 (4) ~ Warren Buffet 2015 2016 2017 2018 2019 2020 -2% 200 -4% 150 -6% 100 -31.4% GDP (QoQ% Change) Average Weekly Carloads (in 000's) See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 34

Delivering Essential Goods to the Global Marketplace

Energy

- Coal
- Biofuels
- Frac Sand
- U.S. Crude
- Canadian Crude



32% of North American railcar loadings

~230 distinct commodities

Refined Products & Chemicals

- Natural Gas Liquids
- Refined Products
- Plastics
- Petro-chemicals
- Chlor Alkali
- Sulfur Products



9% of North American railcar loadings

~980 distinct commodities

Agriculture

- Grains
- Grain Mill Products
- Distillers Dried Grains/Feed
- Fertilizers



21% of North American railcar loadings

~730 distinct commodities

Construction & Metals

- Construction Materials
- Aggregates
- Steel/Iron



17% of North American railcar loadings

~620 distinct commodities

Consumer Products

- Autos
- Paper
- Intermodal

21% of North American railcar loadings

~1000 distinct commodities

TRINITY INDUSTRIES

See appendix for source info

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Railcar Market: Recent Trends and Industry Outlook Railcar demand is recovering from pandemic lows and remains tepid given economic uncertainty Loadings / Rate Last 4QTR 2021 Projected* Q3-20 Y/Y 2021 Projected* YoY Change Railcar Loadings Railcar Loadings Lease Rates Y/Y Rate Trend Agriculture Construction/Metals Consumer Products Chemicals Energy Total Market Loadings/Rates greater than +5% Y/Y Loadings/Rates between -5% to +5%Y/Y Loadings/Rates less than -5% Y/Y *See Appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 36

Trinity’s Platform Services All Customer Channels Broadest Market View: Trinity’s Lease Fleet Comprises Majority of Commercial Transactions • 700+ customers • Industrial shippers, 3PLs, Railroads 78% 67% 62% • 900+ commodities 56% 57% • 270 railcar designs • Avg 32,000+ railcars transacted per year across the TrinityRail 2016 2017 2018 2019 LTM 09/20 platform since 2016 Lease Portfolio Direct Sale Commercial Optionality Drives Engagement with Rail Platform High-value Innovative Solutions: 21% 19% 32% • 40 complex transactions valued at $40M+ over the last 5 years 17% 64% 47% Dollars Units Lease Direct Sale Both DELIVERING GOODS for THE GOOD of ALL /// 37

A Differentiated Value Proposition for Our Customers Leasing Manufacturing Maintenance Services • Lease Portfolio • Rail Product • Maintenance • Logistics Services Portfolio • Fleet Management • Modifications • Data Analytics • Aftermarket Parts • Equipment Finance • Repair • Connected Railcar Solutions • Mobile Units Aligned with industrial shippers through ownership and engineering Cross-sell to deliver Optimize Drive rail industry innovative customers’ modal share solutions and a ownership and through supply differentiated usage of railcar chain efficiency experience equipment NOTE: TrinityRail platform case studies provided in Appendix DELIVERING GOODS for THE GOOD of ALL /// 38

Enhancing Rail Modal Advantage Through Supply Chain Efficiency

Shippers demand more information:

- Supply chain focus has evolved with technology and lean inventory management
- Rail industry has been slow to innovate and adapt to changing customer service needs resulting in modal share loss to trucking

Trinity is a leader in rail innovation:

- Program launching in 2021 will provide real-time GPS telematics and analytics for improved customer delivery RELIABILITY and PREDICTABILITY
- Industry coalition *RailPulse*™ venture to add sensor technology to the rail network and equipment for improved safety and freight visibility

Modal share from 2000 to 2019: *Truck vs. Rail**

		
2000 Share	**45.5%**	**30.7%**
2000 Ton Miles	*2.28T*	*1.53T*
2019 Share	**46.9%**	**27.4%**
2019 Ton Miles	*2.56T*	*1.49T*

Innovating from "Precision" to "Predictability"


TRINITYRAIL
TILX 246381
- OPTIMIZE YOUR FLEET
- PROTECT YOUR FREIGHT
- IMPROVE YOUR SUPPLY CHAIN
- MAXIMIZE YOUR WORKING CAPITAL
- MAKE BETTER BUSINESS DECISIONS

*See Appendix for source info

TRINITY INDUSTRIES
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Investing in High Yield Products and Services Engineering Outcomes Enhance existing • Maintain Products products, design competitive products/services Customer new products for Trinity, or develop portfolio Solutions new-to-the-world Ideas products • Differentiated value Innovation propositions -Oriented Develop business cases for new • Deliver superior Culture products and Services customer services around experience internal and Expansion external feedback • Drive modal Build, buy, or competition through Services partner to deploy efficiency new value-added • Diversify to higher services to the margin offerings Trinity portfolio DELIVERING GOODS for THE GOOD of ALL /// 40

FINANCIAL STRATEGY AND OUTLOOK InvestorEric Marchetto Day Presentation NovemberEVP and 19, CFO 2020 DELIVERING GOODS for THE GOOD of ALL

Value Proposition Review Attractive railcar investments with long-tailed asset utility Strategic synergies generated by platform of railcar businesses Significant and compounding cash flows result from platform synergies Capital allocation focused on shareholder returns and prudent growth DELIVERING GOODS for THE GOOD of ALL /// 42

Value Proposition Review – A Sustainable Capital Story Reinvestment Attractive and Return of Yielding Capital Assets Compounding Strategic Cash Flows Synergies DELIVERING GOODS for THE GOOD of ALL /// 43

A Sustainable Capital Story: Attractive Yielding Assets with Long-tailed Utility Rail Assets Generate Steady Cash Flow through Cycle $500 Railcar Asset Cash Flow Profile: $450 $400 Stable generation from long-term leases • $350 and balanced renewal exposure $300 $250 • Rising future contribution from long- $200 tailed asset utility and natural inflation $150 $100 benefits $50 • TRN portfolio – average age of 10 years $0 (in $mms) 2016 2017 2018 2019 LTM • Rail industry – average age of 20 years(1) Economic Profit - Leasing Operations Operating Profit - Railcar Sales • Expected life – 40+ years Healthy Returns Relative to Life-cycle Expectations(2) 35% Railcar Asset Returns Profile: 30% 25% • GAAP returns accelerate over time as 20% steady to inflating earnings are 15% measured against decreasing Net Book Return Performance Value or Net Equity balances 10% 5% Railcar Age 0% 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 Annual GAAP ROA Avg. GAAP ROA over Life of Asset Annual GAAP ROE Avg. GAAP ROE over Life of Asset * See appendix for footnotes and reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 44

A Sustainable Capital Story:

Trinity's Rail Platform Delivers Strategic Synergies

FINANCIAL Synergies

- Cost-advantaged railcar equipment sourcing
- Tax-advantaged lease fleet investment offsets taxable income and enhances returns
- Lower-relative operational cost structure

~ $550M+
Investment advantage

~$700M+
Cash flow tax synergies

Tangible Synergies Generated over Five Year Period*

~ $4B in Sales
Complex customer transactions

~$500M+
OP contribution

COMMERCIAL Synergies

- Higher customer touchpoints create additional revenue opportunity
- Actionable rail market intelligence
- Valuable sales channel for organic growth

*See Appendix for footnote

TRINITY INDUSTRIES
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A Sustainable Capital Story: Platform Synergies Create Strong Cash Flows Steady State Cash Flow Free Cash Flow Measures the potential capital to be Measures excess cash from the platform deployed after investment to maintain after total investments, leverage, and enterprise cash flow maintaining the dividend 5-Yr Avg ‘Steady State’ Cash Flow is Yielding Balance Sheet Discipline Generates Excess 12+% on Market Cap over Same Period Cash after Lease Fleet Growth $900 $900 Excess Cash $800 $750 ~$163M AVG $700 $600 $600 ~$561M AVG $450 $500 $300 $400 ~$354M AVG $150 $300 $0 $200 $100 -$150 $0 -$300 (in $mms) 2016 2017 2018 2019 LTM (in $mms) 2016 2017 2018 2019 LTM OCF - Continuing Ops Steady State Cash Flow* FCF Before Lease Investment* FCF After Leasing Investment* Average OCF Average Steady State OCF + All Portfolio Sales – Required CapEx for OCF + Portfolio Proceeds – Total Manufacturing maintaining steady state of the business CapEx – Dividends – Leasing Equity CapEx * See appendix for reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 46

A Sustainable Capital Story: Reinvestment & Capital Return Drive Shareholder Value A growing stream of cash flow from Trinity’s platform creates shareholder value: - Reinvestment into the business when expected returns are above our hurdle rates - Return capital to shareholders through consistent dividends and opportunistic share repurchases $20.00 $17.50 $15.00 $12.50 $10.00 LTM BV Per share* Cumulative Dividend per share * See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 47

A Sustainable Capital Story: Reinvestment & Capital Return Drive Shareholder Value A growing stream of cash flow from Trinity’s platform creates shareholder value: - Reinvestment into the business when expected returns are above our hurdle rates - Return capital to shareholders through consistent dividends and opportunistic share repurchases $20.00 175% $17.50 65% Return 150% Differential $15.00 125% $12.50 100% $10.00 75% LTM BV Per share* Cumulative Dividend per share TRN Share Price (Indexed to year-end 2015) * See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 48

Enterprise Financial KPI’s for Long-Term Performance Operating and Free Mid-teen Cash Flow Pre-tax Return Growth on Equity Double- digit Book Value per Share Dividend Growth Growth DELIVERING GOODS for THE GOOD of ALL /// 49

Platform Optimization is Critical to Improve Pre-tax ROE ~ 2 to 3 pts ~ Mid-teen ~ 4 to 5 LT Pre-tax pts ROE Target ~ 4 to 5 pts 5.5% LTM Pre-tax ROE* Strategic Initiatives in Place to Deliver Results Financial Initiatives Balance Sheet Optimization + Return of Capital Optimization Efforts SE&A and Manufacturing Cost Structure + Portfolio Balancing Expansion & Growth New Business Development + Product & Services Expansion * See appendix for reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 50

Capital Allocation Framework – Near Term Strategy Trinity’s line of sight on near-term cash flow generation and sources of capital over the next 3 years are expected to create significant shareholder value Cash Flow from Ops • Organic Growth Excess Cash -------------- • Acquisitions Balance Sheet • Share Optimization Repurchases -------------- Dividend • Future Dividend Growth Income Tax Enterprise Benefit Maintenance CapEx DELIVERING GOODS for THE GOOD of ALL /// 51

Capital Allocation Framework – Long Term Strategy Strong cash generation and disciplined capital allocation positions Trinity for shareholder value creation through the railcar cycle Manage Leverage Reinvest Return Capital Minimum Maintenance Double-digit Liquidity CapEx Dividend Requirements Working Capital Growth Programmatic Organic Growth Manage Debt Share Profile Repurchases M&A Opportunistic DELIVERING GOODS for THE GOOD of ALL /// 52

3 Year Business & Financial Outlook FY 2021 - 2023 Industry Deliveries ~ 120,000 railcars (over 3 years) Lease Portfolio Net $500M - $600M (over 3 years) Investment* Lease Fleet Utilization 95%+ Manufacturing OPM Mid to high single digits Business Drivers Business Pre-tax ROE Mid-teens Total CF from Ops $1.5B - $2.0B (over 3 years) Balance Sheet Optimization Achieve 60-65% LTV target Share Repurchases Potentially significant Cash Flows Cash Dividends Double-digit annual growth *Does not include potential investment from secondary market activities DELIVERING GOODS for THE GOOD of ALL /// 53

Review Key Takeaways for Enhancing Shareholder Value • Substantial cash flow and balance sheet optimization of over $2B in Strong Cash Flow capital (representing a significant portion of Trinity’s current market cap) Generation to allocate over the next three years • Capitalize on attractive financing markets to achieve LTV target Optimize the Returns • Opportunistically monetize assets to unlock value of the Platform • Reset cost base to lower breakeven and deliver best-in-class margins, positioning Trinity for strong mid-cycle earnings power in market recovery • Execute against strategic initiatives for improving returns • Vigilantly pursue cost savings through further streamlining organization and eliminating inefficiencies Deliver Financial • Leverage platform to improve rail modal supply chain and increase Performance service-based revenue • Cultivate RIV partners to optimize funding sources and capture value of industry’s leading origination platform Prudently Allocate • Disciplined capital allocation framework to drive through-the-cycle value Capital to Drive creation • Increase hurdle rates for disciplined incremental lease fleet investment Shareholder Value Optimization efforts, substantial cash flow generation, and disciplined capital allocation position Trinity for meaningful value creation through the cycle DELIVERING GOODS for THE GOOD of ALL /// 54

Trinity 2020 Investor Day Q&A DELIVERING GOODS for THE GOOD of ALL /// 55

Management Biographies Investor Day Presentation November 19, 2020 DELIVERING GOODS for THE GOOD of ALL

Jean Savage – CEO and President Jean Savage was appointed Chief Executive Officer and President of Trinity Industries in February 2020. She has served as a member of Trinity’s Board of Directors since November 2018. Ms. Savage is also a member of the National Association of Manufacturers Board of Directors. Prior to Trinity, Jean spent 17 years at Caterpillar Inc., most recently serving as Vice President of the Surface Mining & Technology division of Caterpillar Inc. In this role, Jean oversaw the division’s end-to-end value chain, ensuring a customer-centric approach in product design, development, operations, and sales. She was also responsible for Caterpillar’s Sales, Marketing, and Technology groups, which covered all products in Caterpillar’s Resource Industries Group, serving the mining sector. Earlier in her career with Caterpillar, Ms. Savage held various leadership roles in the subsidiary Progress Rail Services, an integrated and diversified supplier of railroad and transit products and services as well as railcar leasing, including serving as Senior Vice President and Chief Operating Officer of the Locomotive and Railcar Services business unit, as well as Vice President for Quality and Continuous Improvement. Prior to Caterpillar, Ms. Savage worked in a variety of operations and engineering positions in her 14 years at Parker Hannifin Corporation, a leader in motion and control technologies and systems. Jean began her career spending nine years as an Intelligence Officer in the U.S. Army Reserves. She has a bachelor’s degree in electrical and computer engineering from the University of Cincinnati and a master’s degree in engineering management from the University of Dayton. Jean is also a member of the Society of Women Engineers. DELIVERING GOODS for THE GOOD of ALL /// 57

Eric Marchetto – EVP and Chief Financial Officer Eric Marchetto was appointed EVP and Chief Financial Officer of Trinity Industries in April 2020. Since joining Trinity in 1995, Mr. Marchetto has held numerous leadership roles most recently serving as Group President of TrinityRail, where he had oversight and responsibility for all of TrinityRail's railcar leasing and railcar products business segments. Prior to this role, Mr. Marchetto served and lead TrinityRail’s business assuming roles from 2009 to 2019 as Chief Financial Officer, Chief Administrative Officer, and Chief Commercial Officer respectively. Mr. Marchetto has been a key contributor towards the development, growth, and evolution of the railcar manufacturing, leasing, and services businesses into the TrinityRail platform, as well as pioneering a standard for structured railcar ABS financings and Trinity’s Railcar Investment Vehicle platform. Mr. Marchetto graduated from Southern Methodist University with a BBA/Accounting and a BA/Economics. DELIVERING GOODS for THE GOOD of ALL /// 58

Brian Madison – EVP, Services Operations Brian Madison was named EVP, Services Operations for Trinity Industries in July 2020, after previously serving as President for Trinity Industries Leasing Company upon joining the Company in 2016. In his current role, Mr. Madison is responsible for the leasing company, Trinity’s centralized customer delivery function and the Company’s services expansion efforts. Mr. Madison is a proven leader with deep experience in portfolio management, business development, and sales and marketing. His financial services expertise ranges from high volume, scale driven, origination platforms to middle and large ticket market segments. Prior to Trinity, Mr. Madison served as an Executive Vice President at Key Equipment Finance overseeing Manufacturer & Vendor Alliances. Other prior roles include Vice President and General Manager of Microsoft Financing, Managing Director of Global Product Management at Citigroup/CitiCapital Commercial Finance, President of Mellon US Leasing and various positions at GE Capital. Mr. Madison received a Bachelor of Arts in Business Administration from University of Washington where he concentrated in Marketing and Business, Government & Society. Additionally, he is a Trustee of the Equipment Lease and Finance Foundation, a former member of the Equipment Leasing and Finance Association (“ELFA”) Board of Directors and served as a past Chairman of the ELFA Captive and Vendor Finance Business Counsel Steering Committee. DELIVERING GOODS for THE GOOD of ALL /// 59

Gregg Mitchell, EVP and Chief Commercial Officer Gregg Mitchell was named Chief Commercial Officer of TrinityRail in October 2019, and EVP and Chief Commercial Officer of Trinity Industries in July 2020. In this role, Mr. Mitchell brings a career of supply chain experience to tailor innovative solutions for customers to move their freight by rail. Mr. Mitchell joined Trinity Industries in 2007 as President of Trinity Logistics Group, Inc., delivering premier, multi-industry logistics services to internal Trinity Industries business units and the external market with consistent reliability, safety and innovation. Gregg has more than 20 years of experience across major retail and manufacturing organizations. Prior to Trinity, he served as Senior Vice President, Supply Chain for Glazer’s Corporation where he led all “end-to-end” Supply Chain Operations. Prior to Glazer’s, Gregg was Vice President of Gap International Logistics where he led all logistics strategic operations related to Gap Brands across European, Canadian and Asian operations including: inbound/ outbound supply chain networks, distribution center operations, DC information systems, human resources and transportation effectiveness. Gregg graduated with a BS Degree in Business from Missouri Southern University. He also serves as the Chairman of the Highway Users Alliance, and holds a position on the advisory Boards of Texas A&M Transportation Institute and Texas A&M Engineering Extension Service, at Texas A&M University. DELIVERING GOODS for THE GOOD of ALL /// 60

Jessica Greiner – VP, Investor Relations and Communications Jessica Greiner was promoted to Vice President, Investor Relations and Communications for Trinity Industries in 2018. In her previous position as Executive Director, Corporate Strategic Planning, Ms. Greiner was significantly involved in the planning and execution of the separation efforts for the Company’s tax-free spin-off, as well as the strategic positioning of the new company investor narrative for the rail-focused strategy. Ms. Greiner has served in various roles since joining the Company in 2008 including investor relations, corporate finance, and financial planning. Prior to Trinity, Ms. Greiner worked for Dallas-based hedge fund HBK Capital Management responsible for trade desk system and portfolio compliance procedures. She began her career at Accenture as a consultant in the Finance and Performance Management practice working for major clients including Belo Corp., Blockbuster, and AT&T Wireless. Ms. Greiner was twice named a Top Investor Relations Professional in 2016 and 2020 by Institutional Investor magazine for Mid-Cap Industrials in Transportation. Ms. Greiner received her Bachelor of Business Administration from Baylor University with majors in both Finance and Marketing. DELIVERING GOODS for THE GOOD of ALL /// 61

Appendix Investor Day Presentation November 19, 2020 DELIVERING GOODS for THE GOOD of ALL

Trinity’s Business Segments – P&L Breakout Trinity $2.4B $330M $83M $607M Industries Adjusted Adjusted Adjusted Total Revenues Income from . Operating Profit* EBITDA* Inc Cont. Ops.* (LTM 9/30/2020) Railcar Leasing and Rail Products Group All Other Intersegment Eliminations Management Services Group $926M $2,195M $256M ($943)M Segment Revenue Segment Revenue Segment Revenue Segment Revenue $366M $133M $24M ($89)M Segment Operating Profit Segment Operating Profit Segment Operating Profit Segment Operating Profit • Railcar leasing services • Tank and freight railcars • Highway Products • Intersegment Eliminations, • Asset management • Maintenance services primarily from the sale of • Railcar investment vehicle • Railcar parts and heads railcars from the Rail (RIV) sales • Logistics operations Products Group to the Railcar Leasing and Management Services Group for new railcar equipment supported by a firm customer contract for the lease * See appendix for reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 63

Historical Business Segment Performance Trends

Leading railcar leasing and services provider

- 105,925 railcars ($7.3B of net PP&E) in owned fleet
- Future committed lease revenue of $2.0B
- Leased railcar backlog of 4,060 railcars ($430M value) fully committed by future railcar leases

Additional revenue sources through platform

- Portfolio sales through secondary market or Railcar Investment Vehicle (RIV) transactions
- Management fee income from administrative, maintenance, and other service fees

Leading railcar manufacturer in North America

- LTM Deliveries of 16,175 railcars – approx. 35% of industry shipments
- LTM Orders of 7,395 railcars – approx. 33% of industry
- Backlog of $1.2B for 10,050 railcars

Highly variable cost structure

- Material input costs averaged more than 70% of the cost of most railcars in 2019
- Depreciation approximates $39M per year

Leasing Operations Revenue and Operating Profit Margin[1]



$800
$750
$700
$650
$600
$550
$500
(in $mms)
50%
40%
30%
20%
10%
0%
2016
2017
2018
2019
LTM
Leasing Operations Revenue
OP Margin

Rail Products Segment Revenue and Operating Profit Margin



$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
(in $mms)
15%
12%
9%
6%
3%
0%
2016
2017
2018
2019
LTM
Rail Products Revenue
Maintenance Services Revenue
OP Margin

TRINITY INDUSTRIES
See appendix for footnotes
DELIVERING GOODS *for* THE GOOD *of* ALL /// 64

Strong Balance Sheet Positioned for Market Uncertainty and Opportunistic Deployment

LIQUIDITY

Cash & Equivalents
$121M

Revolver Availability
$279M

Warehouse Availability
$319M

Expected Tax Refunds
$485M

Solid Liquidity of $719M[1]

DEBT STRUCTURE

Recourse Debt
$523M @ ~4%[1]

Non-recourse Debt
$4.4B @ ~4%[1]

- Low-cost funds
- Flexible term structures
- No maturities until 2022

$371M additional financing priced in October 2020 at 2.52%

Attractive Debt Structures

CAPITAL LEVERS

Unencumbered Railcars
$1.4B

- Pledge to warehouse
- Additional assets can be sold or financed
- LTV of 58% for the wholly-owned lease portfolio as of 3Q-20[2]

Conservative Capitalization

TRINITY INDUSTRIES

See appendix for footnotes

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Platform Synergies Enhance Lease Portfolio ROE $8.0 Billion $(4.5 Billion) (Assets) (Liabilities) 13.8% Comparable to third party Pre-Tax ROE* leasing (Leasing Group) company Reflects benefits of $(863 Million) integrated platform (DTL) $2.6 Billion $(719 Million) (Deferred Profit) (Assets – $(349 Million) Liabilities) (Noncontrolling Interest) $1.5 Billion (Total Equity– Leasing Group) Tax- Segment Lower Cost Leasing Total Leased Capital RIV Partner Advantaged Book Value of Basis of Railcar Business Net Assets Funding Capital Investment Lease Fleet Assets Investment *All specified data as of quarter end December 31, 2019 See Next Page: ‘Single Unit Railcar Economics’ for comparison of Trinity’s platform to standalone model *See appendix for reconciliation of non-GAAP measures DELIVERING GOODS for THE GOOD of ALL /// 66

Illustrative Single Unit Leased Railcar Example

- The cost-advantage from direct equipment sourcing increases the pre-tax ROE potential
- The tax benefits of railcar investment significantly enhance the return on investment
  - 7 year MACRS ***OR*** 100% first-year bonus*
  - The deferred tax liability (DTL), created from realized accelerated tax benefits, reduces the equity investment
- The tax efficiency of the rail platform lowers the Company's tax liability **increasing cash flow available for reinvestment and return of capital**

Platform Synergies Enhance the Return Profile

(*TRN Platform vs. Stand Alone*)

	TRN	Stand-Alone
New Railcar @ Market Price	$ 100,000	$ 100,000
Railcar Manufacturing Cost (@ 6% Margin)	**94,000**	**100,000**
Railcar Asset Capitalization		
Debt Funding @ 70% leverage	(70,000)	(70,000)
Remaining Equity Investment	**$ 24,000**	**$ 30,000**
Average Year Economic Assumptions		
Rent revenue @ 0.65% lease rate factor	$ 7,800	$ 7,800
(*less*) Operating Expenses @ 40% Margin	(4,534)	(4,680)
(*add*) Depreciation Expense (37 yr straight line)	2,286	2,432
(*less*) Interest Expense @ 3.5%	(2,450)	(2,450)
Economic Profit - Pre-Tax	**$ 3,102**	**$ 3,102**
Pre-tax Cash Return on Equity	**13%**	**10%**
Tax-Adjusted Returns @ 24% Tax Rate		
Accelerated Depreciation - Option 1		
Incremental DTL	(2,675)	(2,846)
Tax-Adjusted Equity Investment	**$ 21,325**	**$ 27,154**
Pre-tax Cash Return on Residual Equity	**15%**	**11%**
100% Bonus Depreciation - Option 2		
Incremental DTL	(22,011)	(23,416)
Tax-Adjusted Equity Investment	**$ 1,989**	**$ 6,584**
Pre-tax Cash Return on Residual Equity	**156%**	**47%**

**Current tax law allows for bonus depreciation in first year*

TRINITY INDUSTRIES

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Case Study #1 – Energy Customer Customer Need: • The customer maintains a fleet of both owned and leased railcars. They needed to modify their owned fleet for continued use and change the mix of their fleet to match their business needs. Products & Services Offered: • Maintenance Services • Investments Services • Leasing Services • Products Platform Solution: • Trinity offered a comprehensive solution including the management support and analytics of their existing fleet, contracting of new leased railcars, assignment and renewal of existing railcars within Trinity’s portfolio, and brokering of a shipper sublease upon the performed modifications of the customer’s railcars to meet new regulatory standards. NPV* to Trinity $25-30M *See appendix for footnotes DELIVERING GOODS for THE GOOD of ALL /// 68

Case Study #2 – Railcar Investment Vehicle Platform Customer Need: • Institutional investors have ownership in the railcar asset class and look to partner with best in class providers who can manage the servicing and operations of a diverse portfolio Products & Services Offered: • Investment Services • Maintenance Services • Leasing Services • Products & Aftermarket Parts Platform Solution: • Trinity offered this specific customer the full TrinityRail Platform by managing all aspects of their ownership interest in railcars. Trinity provides the marketing, lease operations, maintenance service work, parts support, and provide new railcar portfolios for them to invest in. Value to Trinity $250M+ (10 year accumulated value) DELIVERING GOODS for THE GOOD of ALL /// 69

Case Study #3 – New Product & Service Development Customer (Industry) Need: • The industry was oversupplied with tri-level autoracks vs. bi-level autoracks as consumer preference changed from smaller, fuel-efficient automobiles to larger, cross-over and sports-utility vehicles. Products & Services Offered: • Maintenance Services • Investment Services • Leasing Services • New product development Platform Solution: • Through data analytics, Trinity recognized the shift and developed the Autorack Service Center to convert tri-level racks to bi-level, keeping current flat cars employed. In the process, also created new products for recertifications which extend the value and useful life of existing racks. The new HourglassTM auto rack was also designed to offer more room inside the rack to reduce damage to wider SUVs and trucks in the transportation process. Value to Trinity $5M DELIVERING GOODS for THE GOOD of ALL /// 70

Case Study #4 – Large Third Party Leasing Company Customer Need: • The customer owns a large, young lease fleet, with a considerable need for retrofits, traditional maintenance and new railcars to supplement their portfolio growth. Products & Services Offered: • Maintenance Services • Aftermarket Parts • Railcar Products Platform Solution: • Trinity modified nearly 1,900 tank cars to the DOT-117 standard over a three year period, and the following year was awarded the designation of “Preferred Maintenance Partner” by the customer. As a result of the new maintenance relationship, Trinity bundled a maintenance and after market parts program with a new railcar agreement to help the customer manage their Cap-Ex vs Op-Ex budgets – differentiating Trinity’s service offering. Value to Trinity $8M DELIVERING GOODS for THE GOOD of ALL /// 71

Key Demand Fundamentals: Railcar Loadings by Submarket YoY Railcar Loadings Move with GDP but Inflect on Specific Fundamental Drivers 20% 10% 0% -10% -20% -30% -40% -50% 2016 2017 2018 2019 2020 Agriculture Construction/Metals Consumer Products Downstream/Chemicals Energy See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 72

Key Demand Fundamentals: Railcar Storage by Car Type Railcars in Storage Follow Railcar Loading Trends 600,000 35% 30% 500,000 25% 400,000 20% 300,000 15% 200,000 10% 100,000 5% - 0% Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Box Cars Covered Hoppers Flat Cars All Other Gondolas Hopper Cars Tank Cars % of Fleet See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 73

Key Demand Fundamentals: Attrition and Replacement Rail Equipment Fleets Vary in Age Based on Cycle Dynamics 600 500 400 300 200 100 0 0-10 11 - 20 21 - 30 31-40 41-50 (in ‘000s) Years Years Years Years Years Tankcar Covered Hoppers Flat Cars Open Hoppers/Gondolas Box Cars Specialty Freight See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 74

Key Demand Fundamentals: Railroad PSR Initiatives Opinion: PSR efficiencies will reduce overall Opinion: The rail industry has lost modal demand for railcar equipment share due to network inefficiencies and lack of supply chain transparency Research: Efficiency improvement in single Research: A 1% increase in modal share line moves were offset by interline network overcomes a 1% decrease in efficiency. A inefficiencies, limiting the impact of PSR on more predictable rail network will enhance equipment demand within Trinity’s lease fleet. the economics of moving freight by rail and drive more modal share to the industry. Change in Cycle Times (Single Line vs. Interline) Railcars Needed to Serve 2019 Carloads 20% 1pp Less 1pp More 13% Base 2019 11% Modal Modal Carloads 10% 6% Share Share 3% 0% 0% 1% Less -10% -2.7% 1.0% 4.7% -8% -8% -7% Efficient -10% -20% -15% -22% Base 2019 -30% -26% -3.7% 0.0% 3.7% -30% Efficiency -33% -40% CH CH Open Auto Gondola* CH Tank Plastics Small Hopper* Med/Lg 1% More Efficient -4.6% -1.0% 2.6% PSR Early Adopter Interline *Primarily used for coal See appendix for source info DELIVERING GOODS for THE GOOD of ALL /// 75

Reconciliation: Total Company Pre-tax ROE FY 2019 LTM Q3-20 Numerator: ($ in millions) Income from continuing operations $ 109.0 $ 139.2 $ (77.1) Provision (benefit) for income taxes 42.6 61.5 (205.8) Income from continuing operations before income taxes 151.6 200.7 (282.9) Net (income) loss attributable to noncontrolling interest (3.8) 1.5 79.6 Adjustments 12.6 14.7 318.3 Adjusted Profit Before Tax $ 160.4 $ 216.9 $ 115.0 Denominator: FY 2018 FY 2019 Q3-20 Stockholders' Equity $ 2,562.0 $ 2,378.9 $ 2,093.6 Noncontrolling interest (351.2) (348.8) (276.3) Accumulated other comprehensive loss 116.8 153.1 164.5 Adjusted Stockholders' Equity $ 2,327.6 $ 2,183.2 $ 1,981.8 Average total stockholders' equity $ 2,562.0 $ 2,470.5 $ 2,236.3 Return on Equity (1) 5.9% 5.6% -3.4% Average Adjusted Stockholders' Equity $ 2,327.6 $ 2,255.4 $ 2,082.5 Pre-Tax Return on Equity (2) 6.9% 9.6% 5.5% (1) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity. (2) Pre-Tax Return on Equity is calculated as adjusted profit before tax divided by average adjusted stockholders' equity, each as defined and reconciled above. Pre-Tax Return on Equity (“Pre-Tax ROE”) is a non-GAAP measure that is derived from amounts included in our GAAP financial statements. We define Pre-Tax ROE as a ratio for which (i) the numerator is calculated as income from continuing operations adjusted to exclude the effects of the provision for income taxes, net income or loss attributable to noncontrolling interest, and certain other adjustments, which include restructuring activities, the controlling interest portion of impairment of long-lived assets, and early redemption of debt; and (ii) the denominator is calculated as average stockholders’ equity, which excludes noncontrolling interest, adjusted to exclude accumulated other comprehensive income or loss. In the table above, the numerator and denominator of our Pre-Tax ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the GAAP financial measures used in the computation of ROE. Management believes that Pre-Tax ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time, and considers the Company’s expected tax position in the near-term. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. DELIVERING GOODS for THE GOOD of ALL /// 76

Reconciliation: Leasing Group Pre-Tax ROE December 31, 2018 2019 ($ in millions) Numerator: Operating profit $ 351.1 $ 406.6 Interest expense (142.3) (197.2) Income from continuing operations before tax 208.8 209.4 Net (income) loss attributable to noncontrolling interest (3.8) 1.5 Adjusted Profit Before Tax - Leasing Group $ 205.0 $ 210.9 Denominator: Total Equity - Leasing Group $ 1,508.5 $ 1,544.9 Average Total Equity - Leasing Group $ 1,526.7 Pre-Tax ROE - Leasing Group (1) 13.8% (1) Pre-Tax Return on Equity - Leasing Group is calculated as adjusted profit before tax - Leasing Group divided by average total equity - Leasing Group, each as defined and reconciled above. Pre-Tax Return on Equity - Leasing Group (“Pre-Tax ROE - Leasing Group”) is a non-GAAP measure that is derived from amounts included in our GAAP financial statements. We define Pre-Tax ROE - Leasing Group as a ratio for which (i) the numerator is calculated as operating profit adjusted to deduct interest expense and to exclude the effects of net income or loss attributable to noncontrolling interest, and (ii) the denominator is calculated as average equity (which excludes noncontrolling interest). In the table above, the numerator of our Pre-Tax ROE - Leasing Group calculation is reconciled to income from continuing operations before tax, which is the GAAP financial measure used in the computation of ROE. Management believes that the Pre-Tax ROE - Leasing Group is a useful measure to both management and investors as it provides an indication of the economic return on the Leasing Group's investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. DELIVERING GOODS for THE GOOD of ALL /// 77

Reconciliation: Leasing Economic Profit

	2016	2017	2018	2019	LTM Q3-20
			(in millions)		
Operating Profit – Leasing Operations	$ 312.5	$ 341.3	$ 291.8	$ 314.7	$ 327.9
(Less): Interest Expense	(125.2)	(125.8)	(142.3)	(197.2)	(200.0)
Profit Before Tax – Leasing Operations	187.3	215.5	149.5	117.5	127.9
(Add): Depreciation	156.2	172.3	196.6	232.2	219.7
Economic Profit – Leasing Operations	343.5	387.8	346.1	349.7	347.6
(Add): Operating Profit – Railcar Sales	47.6	103.2	71.9	91.9	37.9
Total Economic Profit – Leasing Group	**$ 391.1**	**$ 491.0**	**$ 418.0**	**$ 441.6**	**$ 385.5**

Economic Profit is a non-GAAP financial measure derived from amounts included in our GAAP financial statements.

For the Leasing Group, Economic Profit is defined as Operating Profit – Leasing Operations as computed in accordance with GAAP, adjusted to deduct interest expense and to add back depreciation expense and the operating profit related to railcar sales.

This non-GAAP measure is reconciled to Operating Profit – Leasing Operations, the most directly comparable GAAP financial measure, in the table above. Management believes that Economic Profit is useful to both management and investors in their analysis as it is a key measure of our businesses' cash flows and takes into consideration operational cash flows and interest expense. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

TRINITY INDUSTRIES
DELIVERING GOODS *for* THE GOOD *of* ALL /// 78

Reconciliation: Steady State Cash Flow

	2016	2017	2018 (in millions)	2019	LTM Q3-20
Net cash provided by operating activities – continuing operations	**$ 837.5**	**$ 610.1**	**$ 274.2**	**$ 396.7**	**$ 687.2**
(Add): Proceeds from railcar lease fleet sales owned more than one year at the time of sale	37.7	360.7	230.5	205.7	169.4
(Add): Net cost of sold lease fleet railcars owned one year or less	92.0	79.9	92.4	319.3	163.0
Adjusted Net Cash Provided by Operating Activities, including Portfolio Sales	**$ 967.2**	**$ 1,050.7**	**$ 597.1**	**$ 921.7**	**$ 1,019.6**
(Less): Manufacturing/Corporate D&A (Proxy for Steady State Capex)	(61.1)	(57.4)	(55.3)	(51.4)	(52.9)
(Less): Leasing Steady State CapEx Required (defined below)	(272.4)	(529.4)	(469.1)	(706.7)	(529.0)
Steady State Cash Flow Generation	**$ 633.7**	**$ 463.9**	**$ 72.7**	**$ 163.6**	**$ 437.7**

	2016	2017	2018	2019	LTM Q3-20
Leasing Depreciation	$ 156.2	$ 172.3	$ 196.6	$ 232.2	$ 219.7
Total Proceeds from sales of leased railcars	*163.8*	*460.3*	*344.4*	*566.4*	*347.2*
(Less): Total profit on railcar sales	*(47.6)*	*(103.2)*	*(71.9)*	*(91.9)*	*(37.9)*
(Add): NBV of rail portfolio sales	$ 116.2	$ 357.1	$ 272.5	$ 474.5	$ 309.3
Leasing Steady State CapEx Required	**$ 272.4**	**$ 529.4**	**$ 469.1**	**$ 706.7**	**$ 529.0**

Steady State Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from sales of leased railcars owned more than one year at the time of sale, plus net cost of sold lease fleet railcars owned one year or less, less manufacturing and corporate depreciation and amortization, less Leasing Steady State CapEx Required. Leasing Steady State CapEx Required is defined as leasing depreciation plus the net book value of railcar sales.

We believe Steady State Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our potential to fund further reinvestment in the business for growth or return capital to shareholders, after investments to maintain a comparable level of cash flow at the enterprise level. Steady State Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the table above. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

TRINITY INDUSTRIES
DELIVERING GOODS *for* THE GOOD *of* ALL /// 79

Reconciliation: Lease Investment and Required “Equity CapEx” Lease investment is typically leveraged at a 70-80% LTV, reducing required equity capital and increasing available cash flow. $1,200 $1,000 $800 $600 $400 $200 $0 -$200 2016 2017 2018 2019 LTM Leasing CapEx* Net, New Debt Funding Equity CapEx, Leasing 2016 2017 2018 2019 LTM Q3-20 (in millions) Capital Expenditures – leasing, net of sold lease fleet railcars owned one year or less $ 799.1 $ 608.3 $ 948.3 $ 1,122.2 $ 716.7 Payments to retire debt (162.0) (375.3) (887.8) (1,724.1) (1,158.8) Proceeds from the issuance of debt - 533.5 1,206.6 2,567.8 1,393.4 Net new debt added to the balance sheet (162.0) 158.2 318.8 843.7 234.6 Equity CapEx for new leased railcars $ 961.1 $ 450.1 $ 629.5 $ 278.5 $ 482.1 *Leasing CapEx is defined as “Capital Expenditures – leasing, net of sold lease fleet railcars owned one year or less” in the Company’s Statement of Cash Flows DELIVERING GOODS for THE GOOD of ALL /// 80

Reconciliation: *Walking FCF Beyond Lease Investment*

Disciplined Balance Sheet Management Yields Strong Excess Cash Flows

	2016	2017	2018	2019	LTM Q3-20
			(in millions)		
Net cash provided by operating activities – continuing operations	$ 837.5	$ 610.1	$ 274.2	$ 396.7	$ 687.2
(Add): Proceeds from railcar lease fleet sales owned more than one year at the time of sale	37.7	360.7	230.5	205.7	169.4
Adjusted Net Cash Provided by Operating Activities	$ 875.2	$ 970.8	$ 504.7	$ 602.4	$ 856.6
(Less): Capital expenditures – manufacturing and other	(49.5)	(22.0)	(37.3)	(97.0)	(104.4)
(Less): Dividends paid to common shareholders	(66.7)	(72.6)	(77.4)	(82.1)	(89.1)
Free Cash Flow (before Capital expenditures – leasing)	$ 759.0	$ 876.2	$ 390.0	$ 423.3	$ 663.1
(Less): Equity CapEx for new leased railcars	(961.1)	(450.1)	(629.5)	(278.5)	(482.1)
Total Free Cash Flow After Investments & Dividends	$ (202.1)	$ 426.1	$ (239.5)	$ 144.8	$ 181.0

Total Free Cash Flow After Investments and Dividends is a non-GAAP financial measure and is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from sales of leased railcars owned more than one year at the time of sale, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for new leased railcars. Equity CapEx for new leased railcars is defined as leasing capital expenditures, net of sold lease fleet railcars owned one year or less, adjusted to exclude net proceeds (repayments) of debt.

We believe Total Free Cash Flow After Investments and Dividends is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Total Free Cash Flow After Investments and Dividends is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the table above. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

TRINITY INDUSTRIES
DELIVERING GOODS *for* THE GOOD *of* ALL /// 81

Reconciliation: Adjusted Operating Results

	Nine Months Ended September 30, 2020						
	GAAP	Impairment of long-lived assets - Controlling Interest (1) (2)	Impairment of long-lived assets - Noncontrolling Interest (3)	Restructuring activities (2)	Early redemption of debt (2)	Income tax effect of CARES Act	Adjusted
	(in millions, except per share amounts)						
Operating profit (loss)	$ (161.4)	$ 288.1	$ 81.3	$ 10.5	$ -	$ -	$ 218.5
Interest expense, net	$ 163.6	$ -	$ -	$ -	$ (5.0)	$ -	$ 158.6
Provision (benefit) for income taxes	$ (226.1)	$ 67.4	$ -	$ 2.5	$ 1.2	$ 174.6	$ 19.6
Income (loss) from continuing operations	$ (99.4)	$ 220.7	$ 81.3	$ 8.0	$ 3.8	$ (174.6)	$ 39.8
Net income (loss) attributable to Trinity Industries, Inc.	$ (20.1)	$ 220.7	$ -	$ 8.0	$ 3.8	$ (174.6)	$ 37.8
Diluted weighted average shares outstanding (4)	117.2						118.4
Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$ (0.17)						$ 0.32

(1) Excludes $81.3 million of non-cash impairment of long-lived asset charges associated with the noncontrolling interest.
(2) The effective tax rate for impairment of long-lived assets, restructuring activities, and the early redemption of debt is before consideration of the CARES Act.
(3) Represents the portion of the non-cash impairment of long-lived asset charge attributable to the noncontrolling interest, for which Trinity does not provide income taxes
(4) GAAP diluted weighted average shares outstanding excludes 1.2 million shares for the nine months ended September 30, 2020 since the Company was in a net loss position. When adjusting for the items above, these shares become dilutive.

We have supplemented the presentation of our reported GAAP operating profit (loss), interest expense, net, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) attributable to Trinity Industries, Inc., diluted weighted average shares outstanding and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of restructuring activities, impairment of long-lived assets, early redemption of debt, the income tax effects of the CARES Act and certain other non-recurring transactions or events (as applicable).These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the table above. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain non-recurring items. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

TRINITY INDUSTRIES
DELIVERING GOODS *for* THE GOOD *of* ALL /// 82

Reconciliation: Adjusted Operating Results (continued) Year Ended December 31, 2019 Restructuring GAAP activities Income Tax Adjusted (in millions, except per share amounts) Operating profit $ 416.3 $ 14.7 $ - $ 431.0 Provision (benefit) for income taxes $ 61.5 $ 3.3 $ (9.7) $ 55.1 Income from continuing operations $ 139.2 $ 11.4 $ 9.7 $ 160.3 Diluted income from continuing operations per common share $ 1.09 $ 0.09 $ 0.08 $ 1.26 We have supplemented the presentation of our reported GAAP operating profit (loss), interest expense, net, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) attributable to Trinity Industries, Inc., diluted weighted average shares outstanding and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of restructuring activities, impairment of long-lived assets, early redemption of debt, the income tax effects of the CARES Act and certain other non- recurring transactions or events (as applicable).These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the table above. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain non-recurring items. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. DELIVERING GOODS for THE GOOD of ALL /// 83

Reconciliation: EBITDA and Adjusted EBITDA LTM Q3-20 (in millions) Net income (loss) $ (78.1) Less: income (loss) from discontinued operations, net of income taxes (1.0) Income (loss) from continuing operations $ (77.1) Add: Interest expense 222.9 Provision (benefit) for income taxes (205.8) Depreciation and amortization expense 272.6 EBITDA $ 212.6 Add: Impairment of long-lived assets 369.4 Restructuring activities, net 25.2 Adjusted EBITDA $ 607.2 EBITDA is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus non-cash impairment of long-lived assets and restructuring activities. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income (loss), the most directly comparable GAAP financial measure, in the table above. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. DELIVERING GOODS for THE GOOD of ALL /// 84

Presentation Footnotes SLIDE 11 – Optimization Efforts Lay Foundation for Further Success (1) The Company’s calculation of Weighted Average Cost of Capital (WACC) incorporates a risk free rate using an average of the 10yr and 30yr treasury rates, an equity risk premium compiled by NYU, and an average of the Company’s 2yr weekly and 3yr monthly Beta. SLIDE 18 – Strategic Initiative: Improve Manufacturing Margin by Lowering Breakeven Point ”Annual Railcar Deliveries” is provided as context, to depict the expected margin improvement resulting from the strategic initiatives listed in a comparable production environment. SLIDE 23 – Railcars Are Attractive Long-term Investments https://www.aar.org/wp-content/uploads/2019/02/AAR-Sustainability-Fact-Sheet-2019.pdf SLIDE 24 – GAAP Returns Accelerate as Lease Portfolio Matures The charts pictured are illustrative and represent the financial performance of a typical lease railcar in the Company's portfolio pricing model. The assumptions reflect current lease pricing parameters, our recently updated economic life assumptions, constant leverage of 65% LTV, and low annual inflation of rents and operating costs between 0.75% and 1.5%. SLIDE 25 – Rail Investment Profile vs. Other Asset Classes The attributes expressed in this presentation are based on the Company’s assessment of asset performance and equipment financing from a variety of sources including Bloomberg, S&P Capital IQ, and various bank presentations. SLIDE 26 – Capitalizing on Structural Change in the Rail Market Umler® North American fleet ownership data as of 12/31/19 SLIDE 27 – Stable Financial Performance Through the Cycle (1) Leasing Operations Profit Margin calculated using only revenues and profit from Leasing Operations including Partially Owned Subsidiaries and excluding Car Sales. Leasing Operations is specific to revenue and operating profit reported under “Leasing and management” within the Railcar Leasing and Management Services Group. (2) The high-to-low average lease rate scale represents 60% of the leases that renew in the specified year so as to limit the skew, however, the lease rate average represents 100% of the expiring leases. (3) Future Lease Rate Differential (FLRD) calculates the weighted average of the most current quarterly lease rates transacted compared to the weighted average lease rates for railcars expiring over the next twelve months; the revenue headwind/tailwind is calculated by applying the FLRD to the percentage of expiring railcars over that time period, and including a mid-year factor to reflect the 12 month time period the expirations will take effect. SLIDE 30 – Servicing High-Quality Industrial Shippers All statistics presented on the page reflect the Company’s wholly and partially-owned lease portfolio as of December 31, 2019. DELIVERING GOODS for THE GOOD of ALL /// 85

Presentation Footnotes (continued) SLIDE 34 – Integral Part of the North American Supply Chain (1) Umler® (October 1, 2020 report), The Umler® system is an electronic resource that contains critical data for North American transportation equipment. Originally created in 1968, Umler ® maintains data for more than two million pieces of equipment used in rail, steamship and highway service. (2) FTR Associates 2/17/20 (3) American Association of Railroads, Accessed on October 6, 2020 (4) Q4-2020 depicted in the chart represents the GDP consensus estimate for the quarter as published by Bloomberg on 11/2/20. SLIDE 35 – Delivering Essential Goods to the Global Marketplace American Association of Railroads, Accessed on October 6, 2020 SLIDE 36 – Railcar Market: Recent Trends and Industry Outlook Third party forecast for railcar loadings, FTR Forecast, November 6, 2020; projected lease rate trend represents Company’s expectation. SLIDE 39 – Enhancing Rail Modal Advantage Through Supply Chain Efficiency FTR Associates 2/17/20 SLIDE 44 – A Sustainable Capital Story: Attractive Yielding Assets with Long-tailed Utility (1) Umler source data, October 1, 2020 (2) The chart pictured is a repeat from Slide 24 SLIDE 45 – A Sustainable Capital Story: Trinity’s Rail Platform Delivers Strategic Synergies The financial information presented depicts tangible synergies of Trinity’s rail platform and represents the cumulative benefit of corresponding cash flows from 2016-2020. The OP contribution referenced is associated with profit from rent or portfolio sales from railcars added to Trinity’s lease portfolio during the same time period, and represents incremental profit earned by meeting customer needs through organic platform growth. SLIDE 47 and 48 – A Sustainable Capital Story: Reinvestment & Capital Return Drive Shareholder Value Trinity’s Book Value prior to October 31, 2018 has been adjusted by $1,732.2 million for the tax-free distribution of Arcosa, Inc. (NYSE:ACA) which occurred on November 1, 2018 for the purposes of depicting a five year timeline of Book Value growth. Appendix SLIDE 64 – Historical Business Segment Performance Trends (1) Leasing Operations Profit Margin calculated using only revenues and profit from Leasing Operations including Partially Owned Subsidiaries and excluding Car Sales. Leasing Operations is specific to revenue and operating profit reported under “Leasing and management” within the Railcar Leasing and Management Services Group. Appendix SLIDE 65 – Strong Balance Sheet Positioned for Market Uncertainty and Opportunistic Deployment (1) Balances and blended average interest rate as of September 30, 2020 (2) Includes corporate revolving credit facility as part of the short-term financing structure DELIVERING GOODS for THE GOOD of ALL /// 86

Presentation Footnotes (continued) Appendix SLIDE 68 – Case Study #1 – Energy Customer Net Present Value (“NPV”) is used in the calculation of the transaction contribution to the Company’s profitability as the commercial agreement is ongoing and is expected to continue for several more years. Appendix SLIDE 72 – Key Demand Fundamentals: Railcar Loadings by Submarket American Association of Railroads (AAR) Weekly Railcar Loadings Appendix SLIDE 73 – Key Demand Fundamentals: Railcar Storage by Car Type AAR Rail Time Indicators – November 1, 2020 Appendix SLIDE 74 – Key Demand Fundamentals: Attrition and Replacement Umler® North American fleet profile data as of 10/1/20 Appendix SLIDE 75– Key Demand Fundamentals: Railroad PSR Initiatives Cycle times data is based on a Company-sponsored third-party research study of Trinity’s lease fleet compared to railroad moves of a major Class 1 Railroad; Efficiency and volume data is comprised of analysis based on Company analytics of its lease fleet and AAR Carload information, and incorporates findings from FTR’s U.S. Freight Outlook by Mode, Q3 2020 published 8/20/20. Contact Information: Jessica Greiner, VP Investor Relations and Communications 214-589-8047 | Jessica.Greiner@trin.net | TrinityInvestorRelations@trin.net Investor Website: www.trin.net/investor-relations DELIVERING GOODS for THE GOOD of ALL /// 87